RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into by and between OUTBACK STEAKHOUSE, INC., a Delaware corporation (the “Company”), and DIRK MONTGOMERY (“Grantee”), effective on the date of commencement of Grantee’s employment with the Company, under the following circumstances:

WHEREAS, Grantee is employed by the Company in the position of Senior Vice President and Chief Financial Officer and, as a matter of separate inducement and agreement in connection with Grantee's employment, and not in lieu of any salary or other compensation for Grantee’s services, the Company desires to enter into this Agreement with Grantee; and

WHEREAS, the Company considers it to be in its best interests to provide Grantee an inducement to acquire an ownership interest in the Company and thereby an additional incentive to advance the interests of the Company.

NOW, THEREFORE, intending to be legally bound, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Grant.

On the effective date hereof the Company hereby grants to One Hundred Thousand (100,000) shares of the Company’s Common Stock, $0.01 par value (the “Restricted Stock”).

The Restricted Stock has been granted pursuant to the following provisions of this Agreement:

Section 2. Vesting. The Restricted Stock will vest as follows:

(a) Five (5) years from the commencement of Grantee’s employment with the Company (the “First Vesting Date”) 50,000 shares of Restricted Stock shall vest; provided however if on the First Vesting Date the market capitalization of the Company exceeds $6,000,000,000, an additional 10,000 shares of Restricted Stock shall vest; and

(b) Seven (7) years from the commencement of Grantee’s employment with the Company (“Final Vesting Date”) all remaining shares of Restricted Stock granted herein shall vest.

(c) Notwithstanding the foregoing, in the event Grantee’s employment with the Company is terminated by the Company for any reason other than death, Disability or Cause (as those capitalized terms are defined in Grantee’s employment agreement with the Company) during the time period starting on the third anniversary of commencement of Grantee’s employment with the Company and ending on the First Vesting Date, 50,000 shares of Restricted Stock shall vest immediately upon such termination of Grantee’s employment with the Company. If Grantee’s employment with the Company is not terminated by the Company for a reason other than death Disability or Cause subsequent to the third anniversary of the commencement of Grantee’s employment with the Company and prior to the First Vesting Date, this paragraph (c) shall be of no effect.

Section 3. Purchase Price and Terms. The purchase price for the Restricted Stock is Zero and 01/100 Dollars ($0.01) per share. Payment shall be made by Grantee upon execution of this Agreement. The Restricted Stock will be issued in uncertificated form. The Restricted Stock will be recorded in the name of the Grantee in the books and records of the Company’s transfer agent. Upon vesting and Grantee’s compliance with Section 8 hereof, the Company shall cause certificates for the Restricted Stock to be issued to Grantee.

Section 4. Transferability. The Restricted Stock cannot be transferred or encumbered in any manner prior to vesting.

Section 5. Termination of Employment. Except as otherwise provided in paragraph (c) of Section 2 hereof, if the Grantee does not remain employed by the Company in the position of Chief Financial Officer or higher through the Final Vesting Date, all shares of Restricted Stock not vested as of the date Grantee is no longer employed by the Company in the position of Chief Financial Officer or higher will be forfeited.

Section 6. Shareholder Rights and Restrictions. Except with regard to the disposition or encumbrance of Restricted Stock, the Grantee will generally have all rights of a shareholder with respect to the Restricted Stock from the date of grant, including, without limitation, the right to receive dividends with respect to such Restricted Stock and the right to vote such Restricted Stock, subject to any restrictions in this Agreement.

Section 7. Dividends. All dividends payable on the Restricted Stock (whether or not vested) will be payable in cash.

Section 8. Taxes. The Grantee hereby agrees to pay to the Company any federal, state, or local taxes of any kind required by law to be withheld and remitted by the Company with respect to the Restricted Stock. The Grantee may satisfy such tax obligation, in whole or in part, by (i) electing to have the Company withhold a portion of the Restricted Stock otherwise to be delivered upon vesting of the Restricted Stock with a Fair Market Value equal to the amount of such taxes, or (ii) delivering to the Company other shares of common stock of the Company with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined. If the Grantee does not make such payment to the Company, the Company shall have the right to withhold from any payment of any kind otherwise due to the Grantee from the Company, any federal, state or local taxes of any kind required by law to be withheld with respect to the award or vesting of the Restricted Stock.

Section 10. Securities Law Compliance.

(a) The Grantee agrees that the Company may impose such restrictions on the Restricted Stock as are deemed advisable by the Company, including, without limitation, restrictions relating to listing or trading requirements. The Grantee further agrees that certificates representing the Restricted Stock may bear such legends and statements as the Company shall deem appropriate or advisable to assure, among other things, compliance with applicable securities laws, rules, and regulations.

(b) The Grantee agrees that any Restricted Stock which the Grantee may acquire by virtue of this Agreement may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by the Grantee unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to such Restricted Stock has become effective so as to permit the sale or other disposition of such Restricted Stock by the Grantee, or (ii) there is presented to the Company an opinion of counsel satisfactory to the Company to the effect that the sale or other proposed disposition of such Restricted Stock by the Grantee may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to such Restricted Stock under the Securities Act of 1933, as amended.

Section 11. Rights of the Grantee. The granting of the Restricted Stock shall in and of itself not confer any right of the Grantee to continue in the employ of the Company, any subsidiary or affiliate and shall not interfere in any way with the right of the Company, any subsidiary or affiliate to terminate the Grantee's employment at any time, subject to the terms of any employment agreement between the Company and the Grantee.

Section 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, except to the extent otherwise governed by Federal law.

Section 13 Right to Withhold Amounts Owed to the Company. The Company shall have the right to condition the vesting of any shares of Restricted Stock on the Grantee’s payment of all amounts then due and owing to the Company or any subsidiary or affiliate.

IN WITNESS WHEREOF, the parties have subscribed their names hereto.

“COMPANY”
Attest:

By: /s/ Joseph J. Kadow	By: /s/ A. William Allen
JOSEPH J. KADOW, Secretary	A. WILLIAM ALLEN, III, Chief Executive Officer

DATE OF GRANT: _________________, 2005.

ACCEPTANCE OF AGREEMENT

The Grantee hereby:

(a) Acknowledges that he has received a copy of the Company’s most recent Annual Report and other communications routinely distributed to the Company’s shareholders;

(b) Accepts this Agreement and the Restricted Stock granted to him under this Agreement subject to all provisions of this Agreement;

(c) Represents and warrants to the Company that he is acquiring the Restricted Stock for his own account, for investment, and not with a view to or any present intention of selling or distributing the Restricted Stock either now or at any specific or determinable future time or period or upon the occurrence or nonoccurrence of any predetermined or reasonably foreseeable event; and

(d) Agrees that no transfer of the Restricted Stock will be made unless the Restricted Stock have been duly registered under all applicable Federal and state securities laws pursuant to a then effective registration which contemplates the proposed transfer or unless the Company has received the written opinion of, or satisfactory to, its legal counsel that the proposed transfer is exempt from such registration.

    Grantee’s Signature:

   /s/ Dirk A. Montgomery
                            DIRK MONTGOMERY